Exhibit (d)(2)

 RIGHTS CERTIFICATE #:NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MAY [ ], 2020 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT. BAIN CAPITAL SPECIALTY FINANCE, INC. Incorporated under the laws of the State of Delaware TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Bain Capital Specialty Finance, Inc. Subscription Price: $9.46 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE [5], 2020, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the exercise of their Primary Subscription Privilege (the “Excess Shares”), any Rights holder that exercises holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-$[ ] per share (the “Primary Subscription Privilege”), pursuant to a rights offering (the “Rights exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by “Instructions as to Use of Bain Capital Specialty Finance, Inc. Subscription Rights Certificates” the “Instructions as to Use of Bain Capital Specialty Finance, Inc. Subscription Rights Certificates” that purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers. Dated: President and Chief Executive OfficerVice President and Secretary number of transferable subscription rights (“Rights”) set forth above. Every four whole Right entitles the its Primary Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms per share, of Bain Capital Specialty Finance, Inc., a Delaware corporation, at a subscription price of Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be Offering”), on the terms and subject to the conditions set forth in the Prospectus and the retuning the full payment of the subscription price for each share of Common Stock in accordance with accompanying this Subscription Rights Certificate. If any shares of Common Stock available for accompany this Subscription Rights Certificate.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by hand: If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS FORM 3-DELIVERY TO DIFFERENT ADDRESS To subscribe for shares pursuant to your Primary Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Primary Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Primary Subscription Right or Over-Subscription Right, as applicable. If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5. (a) EXERCISE OF PRIMARY SUBSCRIPTION RIGHT: I apply for shares x $ 9.46 = $ (no. of new shares) (subscription price) (amount enclosed) FORM 4-SIGNATURE (b) EXERCISE OF OVER-SUBSCRIPTION RIGHT TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $[ ] per share subscription price and the closing price of the Company’s Common Stock on the New York Stock Exchange on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence. If you have exercised your Primary Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Right: I apply for shares x $ 9.46 = $ (no. of new shares) (subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed = $ METHOD OF PAYMENT (CHECK ONE)  Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.” Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Bain Capital Specialty Finance, Inc.], with reference to the rights holder's name.  FORM 2-TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. For value received of the subscription rights represented by this Subscription Rights Certificate are assigned to: Signature(s): IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. Social Security # FORM 5-SIGNATURE GUARANTEE Signature(s): This form must be completed if you have completed any portion of Forms 2 or 3. IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. Signature Guaranteed: (Name of Bank or Firm) By: (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. FOR INSTRUCTIONS ON THE USE OF BAIN CAPITAL SPECIALTY FINANCE, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 207-2872